UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 5, 2013

Commission File #: 000-53723

TAURIGA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, Connecticut 06180
  (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into Material Definitive Agreement

Amendment No.1 to Common Stock Purchase Agreement with Hanover Holdings I, LLC

On June 3, 2013, Tauriga Sciences, Inc., a Florida corporation (the “Company”), entered into a common stock purchase agreement, dated as of June 3, 2013 (the “Purchase Agreement”), with Hanover Holdings I, LLC, a New York limited liability company (the “Investor”), as described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 5, 2103 (the “EEP Transaction”).

On June 5, 2013 (the “Amendment Date”), the Company and the Investor entered into Amendment No.1 to the Purchase Agreement dated June 5, 2013 (“Amendment No. 1”).  Amendment No. 1 amended and restated certain provisions of the Purchase Agreement such that the Investor, after the Amendment Date, shall no longer have the right to approve or consent to any press release of the Company relating to the EEP Transaction prior to issuance, or to approve or consent to any filing with the Securities and Exchange Commission (the “SEC”) relating to the EEP Transaction prior to filing with the SEC.  Rather, after the Amendment Date, the Investor shall only have the right to review and provide comments to the Company on such press releases and filings with the SEC prior to their issuance or filing, and the Company must duly consult with the Investor thereon and consider such comments prior to their issuance or filing.

The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the provisions of Amendment No. 1 filed as exhibit 10.1 to this Current Report on the Form 8-K (this “Report”), respectively, which are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1	Amendment No.1 to Common Stock Purchase Agreement, dated as of June 5, 2013, by and between Hanover Holdings I, LLC and Tauriga Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: June 7, 2013	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer